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                                                                    EXHIBIT 99.1

                          HealthWise of America, Inc.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Kenneth J. Melkus and Harold D. Simpson, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for the undersigned at the special meeting of stockholders of HealthWise of America, Inc. (the "Company") to be held on __________________, 1996, at 102 Woodmont Blvd., Suite 110, Nashville,
Tennessee, 37205, and at any postponement or adjournment thereof, in connection therewith to vote and present all of the shares of common stock, $.25 par value ("Common Stock"), of the Company which the undersigned would be entitled to vote as follows:

     1. Approval and adoption of an Agreement and Plan of Merger, dated as of February 1, 1996, by and among the Company, United HealthCare Corporation, a Minnesota corporation ("United"), and UHC Black Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of United ("United Sub"), pursuant to which, among other things, (i) United Sub will be merged with and into the Company (the "Merger"), and (ii) each outstanding share of Common Stock of the Company will be converted into 0.6475 of a share of common stock, par value $.01, of United (the "United Common Stock").



                For [_]         Against [_]         Abstain [_]


     2. In their discretion to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     IF THIS PROXY IS DULY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ABOVE. IF NO INSTRUCTION IS SPECIFIED, THE PROXY WILL BE VOTED FOR ITEM 1. ANY STOCKHOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 2 ABOVE SHOULD MAKE A LINE THROUGH THE ENTIRE ITEM.





            (Continued and to be dated and signed on reverse side)
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                            (Continued from front)



          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them, may have lawfully taken by virtue thereof.



                                           Dated: ______________________, 1996


                                           ___________________________________


                                           ___________________________________
                                           Signature(s) of Shareholder

                                           This proxy should be signed exactly
                                           as your name appears thereon. Joint
                                           owners should both sign. If signed by
                                           an attorney, executor, guardian or in
                                           some other capacity or as officer of
                                           a corporation, please add title as
                                           such.


                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.